As filed with the Securities and Exchange Commission on December 12, 2008
Registration No.  333-119560

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 4

to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 RJO GLOBAL TRUST
(Exact name of registrant as specified in its charter)

Delaware	6799	36-4113382
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o R.J. O’Brien Fund Management, LLC
222 South Riverside Plaza, Suite 900
Chicago, Illinois 60606
telephone (312) 373-5000
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Annette Cazenave
c/o R.J. O’Brien Fund Management, LLC
222 South Riverside Plaza, Suite 900
Chicago, Illinois 60606
telephone (312) 373-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copy to:
Timothy P. Selby, Esq.
Alston & Bird LLP
90 Park Avenue
New York, New York 10016

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 (Reg. No. 333-119560) (the “Registration Statement”) of the RJO Global Trust, formerly known as the JWH Global Trust, (the “Registrant”) consists of a cover page, this page, and a signature page.

The Registrant initially registered $500,000,000 worth of units of beneficial interest in the Registrant (the “Units”) on the Registration Statement.  No Units were sold pursuant to the Registration Statement.

The Registrant has determined that no further Units will be offered for sale pursuant to the Registration Statement.

Accordingly, pursuant to Item 512(a)(3) of Regulation S-K, the Registrant hereby deregisters all of the Units registered pursuant to the Registration Statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Post Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 12th day of December, 2008.

RJO GLOBAL TRUST

By: R.J. O’Brien Fund Management, LLC,
its Managing Owner

By:	/s/ Annette A. Cazenave
Name: Annette A. Cazenave
Title: Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gerald Corcoran	Managing Owner of the Registrant	December 12, 2008
R.J. O’Brien Fund Management, LLC	R.J. O' Brien Fund Management, LLC

/s/ Gerald Corcoran	Chief Executive Officer and Director,	December 12, 2008
Gerald Corcoran	R.J. O’Brien Fund Management, LLC

/s/ Thomas J. Anderson	Chief Financial Officer and Director,	December 12, 2008
Thomas J. Anderson	R.J. O’Brien Fund Management, LLC

/s/ Colleen M. Knupp	President and Director,	December 12, 2008
Colleen Mitchell Knupp	R.J. O’Brien Fund Management, LLC

/s/ Annette A. Cazenave	Senior Vice President and Director,	December 12, 2008
Annette A. Cazenave	R.J. O’Brien Fund Management, LLC